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                                                                    EXHIBIT 10.1




Fleet Bank

June 30, 1997


Ms. Susan D. Johnson
Chief Financial Officer
Sapient Corporation
One Memorial Drive
Cambridge, MA 02142

Dear Sue:

Reference is hereby made to the Letter Agreement between Sapient Corporation ("Sapient" or the "Borrower") and Fleet National Bank as successor to Fleet Bank of Massachusetts, N.A. (the "Bank") dated July 14, 1994 and amended as of July 1, 1995 and February 15, 1996 (collectively referred to as the "Agreement"). I am pleased to inform you that the Bank has approved a series of modifications to the Agreement as detailed below. Please sign below to indicate your acceptance of these terms. Upon receipt of the countersigned copy of this letter and the attached Allonge to the Promissory Note these terms shall become effective.


1)    The Expiration Date shall be extended until 6130/98.

2) Section 6.3 Facility Fees The fee shall be reduced to $1,875.00 per quarter beginning with the July 1, 1997 payment.

3) Section 3.6 Reporting Requirements The annual and quarterly financial statements shall be due within 90 and 45 days of the end of the period, respectively, in accordance with SEC requirements. Sub-Section (iv) shall be eliminated.

4) Section 3.8 Net Worth The TNW Requirement shall be deemed to have been $50,000,000 as of 3131/97. Step ups will continue as called for in the Agreement.

5) Section 3.10 Profitability The Borrower shall not report consecutive quarterly Net Losses, a Quarterly Net Loss of greater than $2,500,000 and shall report Net Income of at least $2,000,000 for each trailing four quarter period.

6) The requirement for borrowings to be subject to a Borrowing Base shall be eliminated.
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7)    Section 4.4 Dividends The limit shall be raised from $50,000 to $500,000.

8) Section 4.5 Loans and Advances The limit shall be raised from $50,000 to $1,000,000.

9) Section 4.6 Investments and Section 4.7 Subsidiaries: Acquisitions Investments in Subsidiaries may be permitted without bank consent as long as at least 75% of the consolidated Tangible Net Worth is at the parent company level.

The Borrower represents and warrants that the execution of the amendment has been duly authorized by the Borrower by all necessary corporate and other action and that the execution will not conflict with, violate the provisions of, or cause a default or constitute an event which, with the passage of time or giving of notice or both, could cause a default on the part of the Borrower under its charter documents or by-laws or under any contract, agreement, law, rule, order, ordinance, franchise, instrument or other document, or result in the imposition of any lien or encumbrance on any property or asset of the Borrower.

The Borrower further represents that this agreement and the attached Allonge to the Promissory Note dated February 15, 1996 each represent legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms. In addition, the statements, representations and warranties made in the Agreement continue to be correct as of the date hereof and the Borrower is in compliance with all terms of the Agreement. Except as expressly affected hereby, the Agreement remains in full force and effect as heretofore.

Sincerely,


/s/ Thomas W. Davies

Thomas W. Davies
Senior Vice President
High Technology Group


Acknowledged       /s/ Susan Johnson                        date:  7/14/97
         by:       Susan Johnson
      title:       Chief Financial Officer
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                           ALLONGE TO PROMISSORY NOTE




      The maturity date of the attached Promissory Note dated February 15, 1996 for $5,000,000 is hereby extended to June 30, 1998 from June 30, 1997.

      This Allonge will be governed by the terms and conditions of the Letter Agreement made as of the 14th day of July, 1994 (as amended as of July 1, 1995, February 15, 1996 and June 30, 1997) by and between Sapient Corporation and Fleet National Bank (f/k/a Fleet National Bank of Connecticut, successor by merger to Fleet Bank of Massachusetts, N.A.). Nothing herein shall be deemed to constitute a waiver, release or amendment of any terms of the Agreement.


Steve Forman                       /s/ Susan D. Johnson
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Witness            7/14/97             Name: Susan D. Johnson
                                       Title:   Chief Financial Officer
                                       Sapient Corporation
                                       Date:7/14/97


Deborah Tyrrell                    /s/ Thomas W. Davies
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Witness             7/14/97            Thomas W. Davies
                                       Senior Vice President
                                       Fleet National Bank
                                       Date: 6/30/97